UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2013 (March 1, 2013)

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26507

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2013, Protea Biosceinces Group, Inc, a Delaware corporation (the “Company”) entered into that certain Warrant Purchase and Reimbursement Agreement, dated March 6, 2013 (the “Warrant Purchase Agreement”) with Steve Antoline, a director of the Company, pursuant to which Mr. Antoline agreed to issue a letter of credit (the "Letter of Credit") for the benefit of MPR Associates, Inc. ("MPR") for the purpose of guaranteeing an amount equal to $600,000 (the “Purchase Order Amount”) due by the Company to MPR in connection with the production of certain LAESI instruments in exchange for (i) the agreement by the Company to reimburse Mr. Antoline for any amounts paid by him pursuant to the Letter of Credit, up to the Purchase Order Amount and (ii) a warrant to purchase up to 1,100,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as further described in Item 3.02 below.

The information described in Item 3.02 below is incorporated herein by reference in its entirety.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 regarding the Warrant Purchase Agreement is incorporated herein by reference in its entirety.

Item 3.02	Recent Sales of Unregistered Securities.

Common Stock and Warrant Offering

From January 31, 2013 through March 1 2013, the Company issued and sold, at a price of $0.50 per share, an aggregate of 1,723,900 shares (the "Shares") of the Company’s Common Stock and warrants ("Investor Warrants", together with the Shares the "Securities") to purchase 1,292,925 shares of Common Stock for aggregate gross proceeds of $861,950 to thirty-four (34) accredited investors pursuant to the terms and conditions of those certain Securities Purchase Agreements (the "SPAs"). The Investor Warrants are exercisable for a term of five years from the issue date of the Investor Warrants, and each purchaser has the right to purchase the number of shares of Common Stock equal to 75% of the number of Shares purchased by such investor, at an exercise price of $1.10 per share. The Company paid cash commissions equal to an aggregate of $48,625 to the placement agent in connection with the sale of the Securities. In addition, the Company issued to the placement agent a five-year warrant to purchase 195,250 shares of Common Stock at an exercise price of $1.10 per share, on terms and conditions that are substantially similar to the terms and conditions of the Investor Warrants (the “Placement Agent Warrant”).

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The Securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, in that the sale and purchase of such Securities did not involve any public offering and the Company obtained representations from each investor that it was an “accredited investor” as that term is defined under Rule 501 of Regulation D.

Antoline Warrant

The information described in Item 1.01 above regarding the Warrant Purchase Agreement is incorporated herein by reference in its entirety.

On March 6, 2013, in connection with the Warrant Purchase Agreement, the Company issued to Mr. Antoline a warrant (the “Antoline Warrant”) to purchase up to 1,100,000 shares of the Company’s Common Stock exercisable at an exercise price of $1.10 per share any time after the date of issuance (the “Issue Date”) until the earlier of (i) a Qualified Public Offering (as defined below), or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the Issue Date of the Antoline Warrant. The term “Qualified Public Offering” means the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts and commissions) are at least $10,000,000.

The Antoline Warrant has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The Antoline Warrant was issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, in that the sale and purchase of the Antoline Warrant did not involve any public offering and the Company obtained representations from Mr. Antoline that he was an “accredited investor” as that term is defined under Rule 501 of Regulation D. There were no cash commissions paid in connection with the issuance of the Antoline Warrant.

As of the date of this filing, there are 35,253,147 shares of Common Stock of the Company issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2013	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer